PLEDGE AGREEMENT

                  PLEDGE AGREEMENT (this "Agreement") is dated as of July 10, 1999, between the MICHAEL ARISON CONTINUED TRUST (the "Pledgor"), and CITIBANK, N.A., a national banking association, in its capacity as collateral agent (the "Agent") for and representative of CITICORP USA, INC., a Delaware corporation (the "Lender"). Each initially capitalized term which is used herein but not otherwise defined shall have the meaning given such term in the Note referred to below.

                          W I T N E S S E T H  T H A T :

                  WHEREAS, pursuant to that certain line of credit letter agreement dated July 10, 1999 (as such agreement may be amended, modified, supplemented or restated from time to time, the "Letter Agreement") between the Mainland Trading Ltd., a Jamaican corporation, and Spanish Town Hardware Ltd., a Jamaican corporation (collectively, the "Borrowers"), and the Lender, the Lender has agreed to make an uncommitted line of credit available to the Borrowers in a principal amount not to exceed US$1,000,000.00 at any time outstanding (the "Line of Credit"), with advances thereunder to be evidenced by a Demand Note of even date herewith (the "Note"); and

                  WHEREAS, the Lender has required as a condition, among others, to making the Line of Credit available to the Borrowers, that the Pledgor guaranty repayment of the indebtedness evidenced by the Note pursuant to the terms and conditions of a Limited Guaranty of even date herewith (the "Guaranty"); and

                  WHEREAS, in order to secure the prompt and complete payment, observance and performance of all of the indebtedness, obligations and liabilities of the Pledgor owing to the Lender under the Guaranty or this Agreement (all such indebtedness, obligations and liabilities being collectively referred to herein as the "Liabilities"), the Lender is requiring that the Pledgor execute and deliver this Agreement to the Agent; and

                  WHEREAS, the Pledgor is the owner of those shares of the issued and outstanding common stock of Carnival Corp. (the "Company"), which are more fully described on Exhibit A attached hereto.

                  NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers by the Lender and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant of Security Interest. The Pledgor hereby grants to the Agent, for the benefit of the Lender, as security for the prompt and complete payment, observance and performance of the Liabilities, together with all obligations of the Pledgor to the Agent hereunder, a security interest in
(i) all of the shares of the common stock of the Company which are described on the attached Exhibit A, together with all of the shares of the common stock of the Company which may hereafter be pledged to the Agent pursuant to the Letter Agreement (such shares of stock of the Company being collectively referred to herein as the "Pledged Shares"), and (ii) all proceeds thereof (the Pledged Shares, together with the "Powers" (as defined below), the property and interests in property described in paragraphs 7 and 8 below, dividends and distributions payable with respect to the Pledged Shares pursuant to paragraph 4 below, and all proceeds of any of the foregoing, being hereinafter collectively referred to as the "Pledged Collateral"). The Pledgor agrees to execute and deliver to the Agent (a) stock powers in the form of Exhibit B attached hereto and made a part hereof, appropriately endorsed in blank, with respect to the Pledged Shares constituting certificated securities, and (b) such other documents of transfer as the Agent may from time to time request to enable the Agent to transfer the Pledged Shares into its name or the name of its nominee, or to register any of the Pledged Collateral to the Agent or its nominee (all of the foregoing are hereinafter collectively referred to as the "Powers").


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

                  2. Perfection of Security Interest. The Pledgor agrees (i) immediately to deliver to the Agent or the Agent's nominee all certificates evidencing any of the Pledged Collateral which may at any time come into the possession of the Pledgor, (ii) to execute and deliver to the Agent such financing statements as the Agent may request with respect to the Pledged Collateral, and (iii) to take such other steps as the Agent may from time to time reasonably request to perfect the Agent's security interest in the Pledged Collateral under applicable law, including, with respect to any portion of the Pledged Collateral which may constitute "investment property" (as defined in the UCC) causing the Agent's security interest as such Collateral to be perfected by "control" (as defined in the UCC).

                  3. Voting Rights. During the term of this Agreement, the Pledgor shall have the right to vote the Pledged Shares and to exercise any voting rights pertaining thereto (which may be registered on the books and records of the Company in its name except as otherwise provided in paragraph 10 below), and to give consents, ratifications and waivers with respect thereto. The Agent shall, at the request of the Pledgor, provide it with appropriate proxies and any other documents necessary or appropriate to permit it to exercise the rights set forth in the preceding sentence. At such time as the indebtedness evidenced by the Note or any Other Note is due and payable in full ("Maturity"), the Agent shall be entitled, at the Agent's option and following written notice from the Agent to the Pledgor, to exercise all voting powers pertaining to the Pledged Shares and to give, exclusively, consents, ratifications and waivers with respect thereto for all purposes.

                  4. Dividends and Other Distributions. Except as provided in paragraph 7 hereof, during the term of this Agreement, the Pledgor shall be entitled to directly receive all dividends and distributions paid in respect of the Pledged Collateral. Concurrently with its execution and delivery of this Agreement, the Pledgor shall execute and deliver to the Agent a notice to the Company substantially in the form of Exhibit C attached hereto (the "Dividends and Distributions Notice"). The Dividends and Distributions Notice shall instruct the Company to remit all dividends and other distributions payable with respect to the Pledged Collateral to the Agent. Such Dividends and Distributions Notice shall be held by the Agent until the Agent notifies the Pledgor that (i) Maturity has occurred, and (ii) the Agent is sending the Dividends and Distributions Notice to the Company. Such notification by the Agent to the Pledgor shall in all respects be undertaken in compliance with paragraph 15 of the Note. All dividends and/or distributions remitted to the Agent shall be applied to the Liabilities.


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

                  5. Representations and Warranties. The Pledgor represents and warrants to the Agent, for the benefit of the Lender, as follows:

                           (a) The Pledgor is the sole legal and beneficial owner of each of the Pledged Shares and each of the Pledged Shares is free and clear of any security interest, lien, pledge or other charge or encumbrance (or any other type of preferential arrangement) except such as may exist in favor of the Lender, arising pursuant to this Agreement;

                           (b) The Pledgor has full power and authority to enter
into this Agreement;

                           (c) There are no restrictions upon the pledge or other transfer of any of the Pledged Shares nor upon the sale of any of the Pledged Shares by the Lender (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) except as reflected on the face of any certificates evidencing the Pledged Shares;

                           (d) The Pledgor has the right, subject to the provisions of this Agreement and the Note, (i) to vote the Pledged Shares, and (ii) to pledge and grant a security interest in all or any part of the Pledged Shares free of any lien or other charge, encumbrance or restriction;

                           (e) The Pledgor has the right (subject, however, to the Securities Act of 1933) to otherwise transfer all or any part of the Pledged Collateral free of any lien or other charge, encumbrance or restriction;

                           (f) The Pledged Shares do not represent more than five percent (5%) of the issued and outstanding common stock of the Company;

                           (g) The Pledged Shares have been duly authorized, are fully-paid and non-assessable and the certificates evidencing the Pledged Shares have been registered to the Pledgor for more than one year;

                           (h) The Company is current with respect to all of its SEC filings; and

                           (i) The Powers are duly executed and give the Agent the authority they purport to confer.

                  6. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents to the Agent that the Pledgor has made arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor the Lender shall have any responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                  7. Pledged Shares Adjustments. In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company (including, without limitation, the issuance of additional shares of common stock of the Company), then the Agent shall have a security interest in all equity and non-equity securities issued to or acquired by the Pledgor in respect of the Pledged Collateral by reason of any such change or exercise, and such shares or other securities, shall be delivered to the Agent or the Agent's nominee and become part of the Pledged Collateral.


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

                  8. Warrants, Options and Other Rights. In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued by the Company in connection with the Pledged Collateral or otherwise issued to or acquired by the Pledgor, then the Agent shall have a security interest in such warrants, rights and options, and such warrants, rights and options shall become part of the Pledged Collateral.

                  9. Waivers. The Pledgor hereby waives any requirement of diligence, presentment, demand of payment, filing of claims with a court in the event of a receivership or bankruptcy of the Borrower, protest or notice with respect to the Liabilities, the benefit of any statutes of limitation, and all demands whatsoever (and shall not require that the same be made on the Pledgor as a condition precedent to the Pledgor's liabilities hereunder), and covenants that the Pledgor will not be discharged of liabilities under this Agreement, except as provided in paragraph 11.

                  10. Remedies of Agent upon Maturity. The Agent may, upon Maturity, at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. The Pledgor hereby appoints the Agent as its attorney-in-fact to arrange at the Agent's option for such transfer. The Agent shall have, in addition to the foregoing and any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. In addition, upon Maturity, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk on the part of the Agent or the Lender and the purchaser of any or all of the Pledged Collateral so sold shall hereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, any requirement of reasonable notice shall be met if ten (10) Business Days' notice of such sale or disposition is provided to the Pledgor. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Agent or the Lender may, in its own name or in the name of a designee or nominee, buy all or any part of the Pledged Collateral at any public sale and, if permitted by applicable law, buy all or any part of the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale or collection of or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any provision hereof. In view of the fact that federal and state securities laws and securities laws in other foreign jurisdictions may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected upon Maturity, the Pledgor agrees that the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral.


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

                  11. Effectiveness of Agreement. This Agreement shall remain in full force and effect until all of the Liabilities shall have been indefeasibly paid and satisfied in full.

                  12. The Agent's Exercise of Rights and Remedies upon Maturity. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that the Agent may, and upon the written direction of the Lender, shall, exercise any of the rights and remedies provided in this Agreement upon Maturity.

                  13. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                  14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent and their respective successors and assigns.

                  15. Applicable Law. This Agreement shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws principles or rules. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  16. Further Assurances. The Pledgor agrees to cooperate with the Agent and to execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents and to take all such other actions, including, without limitation, the filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes hereof.


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

                  17. Consent to Jurisdiction; Waiver of Venue Objection; Service of Process. WITHOUT LIMITING THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR AGAINST PROPERTY OF THE PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INDEBTEDNESS SECURED HEREBY (AN "ACTION") IN THE COURTS OF OTHER JURISDICTIONS, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR ANY FEDERAL COURT SITTING IN NEW YORK CITY, AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE PLEDGOR HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT THE PLEDGOR MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE PLEDGOR MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION. THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS OF THE PLEDGOR SET FORTH BELOW OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS. SUCH SERVICE WILL BE COMPLETE ON THE THIRD BUSINESS DAY AFTER SUCH PROCESS IS SO MAILED OR ON THE DATE SUCH PROCESS IS DELIVERED, AND THE PLEDGOR SHALL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW. THE PLEDGOR MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE PLEDGOR'S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

                  18. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion following Maturity to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other dividend distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This power of attorney created under this paragraph 18, being coupled with an interest, shall be irrevocable for the term of this Agreement.

                  19. Agent's Duty. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's
(i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of any certificate evidencing any of the Pledged Collateral which is in the physical possession of the Agent. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall be added to the Liabilities secured hereby.


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

                  20. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  21. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  22. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PLEDGOR HEREBY WAIVES AND DISCLAIMS ANY RIGHT TO TRIAL BY JURY (WHICH THE AGENT, ON BEHALF OF THE LENDER, ALSO WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE PLEDGED COLLATERAL, OR THE AGENT'S OR THE LENDER'S CONDUCT IN RESPECT THEREOF.

                  IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Agreement as of the day and year first above written.

                                   MICHAEL ARISON CONTINUED TRUST

Dated as of July 10, 1999          By: TAF Management Company,
                                       as Successor Trustee under Declaration
                                       of Continued Trust for Michael Arison,
                                       dated December 26, 1991, as amended by
                                       Order, dated December 21, 1992

                                       By:______________________________________
Notice Address:                           Name:_________________________________
                                          Title:________________________________

         Morris, Nichols, Arsht & Tunnell
         1201 North Market Street
         P.O. Box 1347
         Wilmington, Delaware  19899-1347
         Attention:  Denison H. Hatch, Jr., Esq.


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

With a copy to:

         Mr. Henry Eckstein
         555 NE 34th Street, Suite 201
         Miami, Florida  33137

and to:

         Holland & Knight LLP
         701 Brickell Avenue
         Suite 3000
         Miami, Florida  33131
         Attention: William R. Bloom, Esq.

                                CITIBANK, N.A., as Agent for the Lender

                                By:________________________________
                                           Vice President


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

                                                  EXHIBIT A
                                                     TO
                                               PLEDGE AGREEMENT

                 Certificate No.                    No. of Shares.
                 ---------------                    --------------
                     CC5614                            100,000


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

                                                  EXHIBIT B
                                                     TO
                                               PLEDGE AGREEMENT

                                [To be supplied.]


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

                                                  EXHIBIT C
                                                     TO
                                               PLEDGE AGREEMENT

                       DIVIDENDS AND DISTRIBUTIONS NOTICE

                                                                   July 10, 1999

Carnival Corp.
3655 N.W. 8th Avenue.
Miami, Florida  33178

Ladies and Gentlemen:

                  The undersigned is the record owner of certain shares of the common stock of Carnival Corp. and has pledged 100,000 of such shares to Citibank, N.A. as collateral agent for Citicorp USA, Inc. From and after the date hereof and until further notice, the undersigned hereby directs you to remit all dividends and other distributions payable with respect to such shares directly to Citibank, N.A. at:

                                      Citibank, N.A.
                                      425 Park Avenue, 4th Floor
                                      New York, New York 10022
                                      Attention: Private Banking Division

                                              Very truly yours,

Notice Address:                               MICHAEL ARISON CONTINUED TRUST

   Morris, Nichols, Arsht & Tunnell           By: TAF Management Company,
   1201 North Market Street                       as Successor Trustee under
   P.O. Box 1347                                  Declaration of Continued Trust
   Wilmington, Delaware  19899-1347               for Michael Arison, dated
   Attention: Denison H. Hatch, Jr., Esq.         December 26, 1991, as amended
                                                  by Order, dated December 21,
                                                  1992

                                                  By:___________________________
With a copy to:                                      Name:______________________
   Mr. Henry Eckstein                                Title:_____________________
   55 NE 34th Street, Suite 201
   Miami, Florida  33137
and to:
   Holland & Knight LLP
   701 Brickell Avenue
   Suite 3000
   Miami, Florida  33131
   Attention: William R. Bloom, Esq.


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